SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): MARCH 12, 1998

                          American Pacific Corporation
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(Exact name of registrant as specified in its charter)


     DELAWARE                   1-8137             59-6490478
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

         3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (702) 735-2200

                                       N/A
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(Former name or former address, if changed since last report.)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On March 12, 1998, the Registrant consummated the acquisition from Kerr-McGee Chemical Corporation ("Kerr-McGee") of certain intangible assets (collectively, the "Rights") related to Kerr McGee's production of Ammonium Perchlorate ("AP") for a purchase price of $39.0 million (the "Acquisition"). Under the purchase agreement entered into between the parties on October 10, 1997 (the "Purchase Agreement"), the Registrant also acquired an option (the "Option") to purchase all or any portion of the inventory of AP stored at Kerr-McGee's premises on the closing date of the Acquisition (the "Closing Date"), which AP is not owned by, or identified to a firm order from, a Kerr-McGee customer (the "Inventory"). The Option is exercisable from time to time within the 12 month period commencing on the Closing Date (the "Option Period"). The purchase price of the acquired Rights and Option were determined by arms length negotiations between the parties. There exists no material relationship between the Registrant, any of its affiliates, directors and officers or any associates thereof, and Kerr-McGee.

                  The  Acquisition  does  not  include  Kerr-McGee's  production facilities (the "Production Facilities") and certain related water and power supply agreements used by Kerr-McGee in the production of AP. Under the Purchase Agreement, Kerr-McGee ceased the production and sale of AP, except under the certain limited circumstances described below, and the Production Facilities may continue to be used by Kerr- McGee for production of AP under those circumstances. Under the Purchase Agreement, Kerr-McGee has reserved a perpetual, royalty-free, nonexclusive license to use any of the technology forming part of the Rights as may be necessary or useful to use, repair or sell the Production Facilities (the "Reserved License").

                  Under the Purchase Agreement, Kerr-McGee reserves the right to sell the Inventory to the extent not purchased by the Registrant pursuant to the Option, to process and sell certain reclaimed AP that is not suitable for use in solid fuel rocket motors, and to produce and sell AP (i) to fulfill orders scheduled for delivery after the closing, subject to making payments to the Registrant with respect to such orders, as provided in the Purchase Agreement and (ii) in the event of the Registrant's inability to meet customer demand or requirements, breach of the Purchase Agreement or termination of the Registrant's AP business.

                  Concurrently with the closing under the Purchase Agreement, the Registrant completed a private placement of $75.0 million principal amount of its 9 1/4% Senior Notes due 2005 to institutional investors through Credit Suisse First Boston Corporation. A portion of the proceeds of such placement were utilized to pay the purchase price under the Purchase Agreement.

         The Registrant has determined that a business was not acquired in the Acquisition and that the Rights acquired have no independent value to the Registrant apart from the overall benefit of the transaction that, as a result thereof, Kerr-McGee has ceased production of AP (except in the limited circumstances referred to above), thereby leaving the Registrant as the sole North American supplier of AP. Since they have no independent value to the Registrant, the Registrant has assigned no value to the Rights acquired and has assigned the entire purchase price to an unidentified intangible consisting of the benefit referred to above. The Registrant intends to amortize the purchase price for the unidentified intangible over ten years, the length of the terms of pricing contracts with two principal AP customers referred to below.

         In connection with the Acquisition, the Registrant entered into an agreement with Thiokol Corporation ("Thiokol") with respect to the supply of AP through the year 2008. The agreement, which was contingent upon consummation of the Acquisition, provides that during its term Thiokol will make all of its AP purchases from the Registrant. The agreement also establishes a pricing matrix under which AP unit prices vary inversely with the quantity of AP sold by the Registrant to all of its customers. The Registrant understands that, in addition to the AP purchased from the Registrant, Thiokol may use AP inventoried by it in prior years and AP recycled by it from certain existing rocket motors.

         In connection with the Acquisition, the Registrant also entered into an agreement with Alliant Techsystems Incorporated ("Alliant") to extend an existing agreement through the year 2008. The agreement establishes prices for any AP purchased by Alliant from the Registrant during the term of the agreement as extended. Under this agreement Alliant agrees to use its efforts to cause the Registrant's AP to be qualified on all new and current programs served by Alliant's Bacchus Works.

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
Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)               Financial Statements of Businesses Acquired.

                  Not applicable. The acquisition reported herein did not involve the acquisition of a business within the meaning of Rule 11- 01(d) of Regulation S-X.

(b)  Pro Forma Financial Information.

                  Pro Forma Financial Information, presented under the requirements of Rule 11-01(a)(8) of Regulation S-X, is incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated February 19, 1998 and filed March 3, 1998.


(c)  Exhibits:

                  2.1 Asset Purchase Agreement dated as of October 10, 1997 between AMPAC, Inc. and Kerr-McGee Chemical Corporation, incorporated herein by reference to
                           Exhibit 99.1 to the Registrant's Current Report on Form 8-K, dated February 19, 1998 and filed March 3, 1998.


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
                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN PACIFIC CORPORATION


Dated: July 9, 1998                 By: /s/ David N. Keys
                                       ----------------------------------------
                                        Name:   David N. Keys
                                        Title:  Executive Vice President and
                                                Chief Financial Officer


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